WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Reeds, Inc.

We consent to the inclusion in the foregoing amended Registration Statement on Form SB-2 Amendment No. 6 of our report dated March 31, 2005, except for Note 14, as to which the date is May 13, 2005, relating to the balance sheet of Reed's, Inc. as of December 31, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts."

Weinberg & Company, P.A.
Weinberg & Company, P.A.

Boca Raton, Florida
May 13, 2005

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201

One Pacific Place, Suite 805
88 Queensway, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717

www.cpaweinberg.com